SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 Date of Report:


                                December 21, 1998

                              OMNIPOINT CORPORATION
               (Exact Name of Registrant as Specified in Charter)


                           Delaware 0-27442 04-2969720
         (State of Incorporation) (Commission File Number) (IRS Employer
                               Identification No.)



                             3 Bethesda Metro Center
                                    Suite 400
                               Bethesda, MD 20814
               (Address of principal executive offices) (Zip Code)


                                 (301) 951-2500
                         (Registrant's telephone number)

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Item 5.     Other Events.


     On December 21, 1998 (the "Closing Date"), Omnipoint Corporation (the "Company") entered into a Note Purchase Agreement with IBJ Schroder Bank & Trust Company, as paying agent, and certain initial purchasers named therein, pursuant to which the Company has issued and sold senior unsecured notes due December 2003 in the aggregate principal amount of $125,000,000 at a fixed rate of 14% per annum (the "Base Interest")(the "Notes"). The Notes rank pari passu in right of payment with the Company's existing 11-5/8% Senior Notes due 2006 and 11-5/8% Series A Senior Notes due 2006.

     At closing, the Company paid additional interest in the form of 212,754 shares of the Company's Common Stock at $8.813 per share (equivalent to a nominal dollar amount equal to 1.5% of the principal amount of the Notes). If the Company has not closed a Strategic Equity Issuance (as defined below) within approximately three months after the Closing Date, the Notes will bear additional interest equal to $625,000 per month, payable at the option of the Company in cash or capital stock of the Company (valued at the average market price per share of such shares of common stock over the five trading days).


     Upon closing of a Strategic Equity Issuance, the Notes will no longer bear additional interest and the interest rate on the Notes will therefore return to the 14% Base Interest. The additional interest, if any, is subject to increase if a Strategic Equity Issuance is not closed within the first 18 months after the Closing Date. The Notes are subject to redemption at any time, at the option of the Company, subject to applicable prepayment premium. Until December 15, 1999, the 14% Base Interest on the Notes will be payable only in kind. After
December 15, 1999 and for the rest of the term of the Notes, the 14% Base Interest on the Notes will be payable at the option of the Company either in cash or in kind.

     For the purpose of the Note Purchase Agreement, "Strategic Equity Issuance" has been defined as the issuance and sale by the Company of its certain capital stock to a company which either (i) is in the telecommunications industry or
(ii) engages in a business which will benefit from strategic synergies from an investment in the Company.

     The covenants under the Notes are substantially identical to those covenants contained in the Company's existing 11-5/8% Senior Notes due 2006. The Company will use the net proceeds of the sale of the Notes for working capital and for general corporate purposes.




Item 7.     Financial Statements and Exhibits.

(c)      Exhibits.

         Exhibit No.

         10.1 Note Purchase Agreement by and among Omnipoint Corporation, IBJ Schroder Bank & Trust Company, as paying agent, and certain initial purchasers named therein, dated December 21, 1998.

         10.2              Form of Note.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:    December 29, 1998                          OMNIPOINT CORPORATION



                                                     By:   /s/ Harry Plonskier
                                                     -------------------------
                                                     Harry Plonskier
                                                     Treasurer


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                              OMNIPOINT CORPORATION

                                    FORM 8-K

                                  EXHIBIT INDEX



         Exhibit No.

         10.1 Note Purchase Agreement by and among Omnipoint Corporation, IBJ Schroder Bank & Trust Company, as paying agent, and certain initial purchasers named therein, dated December 21, 1998.

         10.2              Form of Note.

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